Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on the form F-1 of Anghami Inc. of our report dated May 17, 2022, , relating to the financial statements of Vistas Media Acquisition Company, Inc. for the year ending December 31, 2021 and for the period from March 27, 2020 (date of inception) through December 31, 2020, appearing in the Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey

May 18, 2022